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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-80623) pertaining to the Incentive Stock Option, Nonqualified Stock Option, and Restricted Stock Purchase Plan - 1991; 1995 Stock Option Plan for Directors; and Employee Stock Purchase Plan of our report dated January 23, 1998, with respect to the financial statements of SONUS Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.



Seattle, Washington                          /s/  ERNST & YOUNG LLP
March 26, 1998